                                                                   Exhibit 10.68


                           Wells Fargo Foothill, Inc.
                              2450 Colorado Avenue
                                   Suite 3000W
                         Santa Monica, California 90404

June 19, 2003

VIA TELEFAX AND OVERNIGHT DELIVERY

Mr. E. J. Shoen
Chairman of the Board
U-Haul International, Inc.
2727 North Central Avenue
Phoenix, Arizona 85004

         Re: $300,000,000 debtor-in-possession financing and $650,000,000 emergence financing for AMERCO, a Nevada corporation ("AMERCO"), Amerco Real Estate Company, and certain of their wholly-owned subsidiaries to be determined that file for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (collectively, the "Borrowers" and each, individually, a "Borrower"), plus such additional related entities as may be guarantors under such financings

Dear Mr. Shoen:

         In accordance with our recent discussions, Wells Fargo Foothill, Inc. (formerly known as Foothill Capital Corporation, "Foothill") is pleased to issue this financing commitment (the "Commitment Letter") to the Borrowers. Foothill commits to underwrite a debtor-in-possession credit facility of up to $300,000,000 (the "DIP Facility") for the purposes of financing the Borrowers' operations during the contemplated Chapter 11 reorganization cases to be filed by the Borrowers and certain of their direct and indirect subsidiaries, upon the entry of a final order (the "Final Order") approving the DIP Facility. The commitment of Foothill under the DIP Facility will be irrevocably reduced by the amount of the commitments of any other prospective lenders that execute commitments relating to the DIP Facility to the extent expressly stated in such commitment of such other prospective lenders.

         In addition, Foothill hereby commits, subject to the terms and conditions set forth herein and in the Term Sheet (as defined below), to underwrite a $650,000,000 credit facility to be provided concurrent with a confirmed reorganization plan acceptable to Foothill of the respective Chapter 11 cases (the "Emergence Facility"). The commitments of Foothill under the Emergence

AMERCO--Commitment Letter
June 19, 2003
Page 2 of 9

Facility will be irrevocably reduced by the amount of the commitments of any other prospective lenders that execute commitments relating to the Emergence Facility to the extent expressly stated in such commitment of such other prospective lenders.

         Foothill would act as lead arranger, collateral agent, syndication agent and administrative agent for the proposed DIP Facility and for the proposed Emergence Facility. The terms of both the proposed DIP Facility and the proposed Emergence Facility are set forth in the "Financing Commitment" dated June 19, 2003 attached hereto as Annex A (the "Term Sheet").

         The DIP Facility and the Emergence Facility outlined in this Commitment Letter are fully underwritten with no underwriting contingency, but are subject to the satisfaction of each of the conditions contained in this Commitment Letter and the Term Sheet, including syndication of the Emergence Facility to the satisfaction of Foothill in its sole discretion. Foothill reserves the right to revise or modify any provision contained in the Term Sheet if it reasonably determines in its sole discretion that such changes are necessary during the course of preparing and negotiating the loan documentation.

         If the DIP Facility contemplated by this Commitment Letter is not consummated on or before July 31,2003, then, without any requirement of notice or other formality, Foothill's commitment to underwrite the DIP Facility shall terminate and no party hereto would have any obligation to pursue the financing arrangement outlined in this letter; provided, however, that prior thereto the Borrowers and Foothill agree to use their respective reasonable efforts to cause the DIP Facility to be consummated on or before such date. The date on which the first advance is made under the DIP Facility provided for herein and in the Term Sheet would be deemed the "Closing Date."

         If the Emergence Facility contemplated by this Commitment Letter is not consummated on or before July 31,2004, then, without any requirement of notice or other formality, Foothill's commitment to underwrite the Emergence Facility shall terminate and no party hereto would have any obligation to pursue the financing arrangement outlined in this letter; provided, however, that prior thereto the Borrowers and Foothill agree to use their respective reasonable efforts to cause the Emergence Facility to be consummated on or before such date.

         As set forth herein, while Foothill has committed to underwrite the entire amount of the DIP Facility and the Emergence Facility subject to the terms and conditions of this Commitment Letter and the Term Sheet, it is the intent of Foothill to syndicate the DIP Facility and Emergence Facility and, as a material inducement to Foothill to issue the commitments set forth herein, the Borrowers have agreed to cooperate in such syndication process. Foothill will manage all aspects of such syndication, including the timing of all offers to potential lenders, the allocation of commitments and the determination of compensation provided and titles (such as co-agent, managing agent, etc.), if any. The Borrowers also agree that no lender will receive any

AMERCO--Commitment Letter
June 19, 2003
Page 3 of 9

compensation for its participation in the DIP Facility or the Emergence Facility except as expressly set forth in the Term Sheet or as otherwise agreed to and offered by Foothill.

         The Borrowers agree to use commercially reasonable efforts to assist Foothill in forming a syndicate acceptable to Foothill. The Borrowers' assistance shall include but not be limited to (i) using commercially reasonable efforts to make senior management and representatives of the Borrowers available to participate in meetings and to provide information to potential lenders and participants at such times and places as Foothill may reasonably request; (ii) using commercially reasonable efforts to provide to Foothill all information reasonably deemed necessary by Foothill to complete the syndication, subject to confidentiality agreements in form and substance reasonably satisfactory to the Borrowers and Foothill; (iii) using best efforts to ensure that the syndication efforts benefit from the Borrowers' existing lending relationships; and (iv) assisting (including using best efforts to cause affiliates and advisors of the Borrowers to assist) in the preparation of a confidential information memorandum for the Emergence Facility and other marketing materials to be used in connection with the syndications.

         To ensure an orderly and effective syndication of the Emergence Facility, the Borrowers agree that, from the date hereof until the termination of the syndication of the Emergence Facility (as determined by Foothill in its sole discretion), the Borrowers will not, and will not permit any of their affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, any senior secured debt security or commercial bank or other debt facility (including any renewals thereof), without the prior written consent of Foothill, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the foregoing shall not limit Foothill's ability to syndicate the DIP Facility or the Borrowers' ability to negotiate with creditors, other than creditors that are likely participants in an emergence facility such as the Emergence Facility contemplated by this letter, as part of the Borrowers' restructuring. Notwithstanding anything in this letter to the contrary, nothing contained herein shall prohibit or restrict the Borrowers from entering into discussions or negotiations with an alternative lending source or sources with respect to an emergence facility if the Borrowers determine, in their reasonable discretion, that they can obtain substantially more favorable terms from an alternative lender or lenders.

         This Commitment Letter, the Term Sheet and the Fee Letters (as defined below) embody the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior proposals, negotiations, or agreements whether written or oral, relating to the subject matter hereof including any letter of intent. This letter may not be modified, amended, supplemented, or otherwise changed, except by a document in writing signed by the parties hereto.

         This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts entered into and to be performed wholly within the State of New York. Each party hereto waives any right it may have to a trial by jury, in the

AMERCO--Commitment Letter
June 19, 2003
Page 4 of 9

event of any dispute pertaining to this Commitment Letter, the Term Sheet, the Fee Letters or the transactions contemplated hereby and thereby.

         In connection with the requested DIP Facility, the Borrowers understand that it will be necessary for Foothill to make certain financial, legal, and collateral investigations and determinations. In connection with the Proposal Letter dated March 25, 2003 (the "Proposal Letter"), the Borrowers have paid to Foothill, from time to time, an expense deposit (the "Prior Expense Deposit") against the expenses that have been or may be incurred by Foothill. From time to time until the Closing Date, the Borrowers shall pay Foothill an additional expense deposit as requested by Foothill against the expenses that have been or may be incurred by Foothill, whether under the Proposal Letter, this Commitment Letter, or otherwise (the "Additional Expense Deposit"; and together with the Prior Expense Deposit, hereinafter referred to as the "Expense Deposit"). This Expense Deposit will be applied to Foothill's expenses as and when they are incurred. If Foothill concludes for any reason, that it will not make the financing outlined herein available to the Borrowers, Foothill will return the unused balance of the Expense Deposit. If, on the other hand, Foothill continues to be prepared to extend the credit described herein to the Borrowers and the Borrowers decline for any reason, to accept such financial accommodations, Foothill shall be entitled to retain the full amount of the Expense Deposit for the benefit of Foothill, irrespective of the amount of expenses incurred Foothill. Foothill's retention of the balance of the Expense Deposit results from its reasonable endeavor to estimate the added administrative costs incurred and the amount of damage sustained by Foothill as a result of Borrowers' decision to decline to accept the financing. If the financing is funded, the Expense Deposit will be returned to the Borrowers after deducting all of Foothill's expenses actually incurred. Foothill shall not be obligated to segregate the Expense Deposit from its other funds and the Borrowers are not entitled to receive interest on any portion of the Expense Deposit. The Borrowers hereby agree to pay the full amount of Foothill's expenses incurred in connection with the transaction contemplated herein and the preparation, negotiation, execution and delivery of this Commitment Letter, the Term Sheet, the Fee Letters, the loan documents and any security arrangements in connection therewith, including the reasonable fees and disbursements of counsel (whether incurred before or after the date hereof), irrespective of the amount of the Expense Deposit and whether the transaction is actually consummated. The Borrowers further agree to pay all costs and expenses of Foothill (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder. From time to time, Foothill shall be entitled to request, and the Borrowers shall be obligated to provide, supplements to the Expense Deposit to the extent that actual or anticipated expenses exceed the Expense Deposit.

         The Borrowers represent and warrant that (i) all information (other than financial projections) that has been or will hereafter be made available to Foothill, any lender or any potential lender by or on behalf of the Borrowers or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit

AMERCO--Commitment Letter
June 19, 2003
Page 5 of 9

to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by or on behalf of the Borrowers or any of their respective representatives and made available to Foothill, any lender or any potential lender have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related financial projections are made available to Foothill. If, at any time from the date hereof until the date of the initial borrowings under the Emergence Facility, any of the representations and warranties in the preceding sentence would be incorrect if the information or financial projections were being furnished, and such representations and warranties were being made, at such time, then the Borrowers will promptly supplement the information and the financial projections so that such representations and warranties will be correct under those circumstances. The Borrowers acknowledge that information and documents relating to the transactions contemplated hereby may be transmitted through Intralinks, the internet or similar electronic information transmission systems.

         In issuing this Commitment Letter and in arranging the Emergence Facility, including the syndication thereof, Foothill will be entitled to use, and to rely on the accuracy of, the information furnished to them by or on behalf of the Borrowers or any of their respective representatives without responsibility for independent verification thereof.

         Regardless of whether the commitment herein is terminated or the proposed DIP Facility or Emergence Facility closes, the Borrowers shall indemnify and hold harmless Foothill and its affiliates, directors, officers, employees, attorneys and representatives (each, an "Indemnified Person"), from and against all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, but not limited to, attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal), that may be instituted or asserted against or incurred by any such Indemnified Person in connection with, or arising out of, this Commitment Letter or the proposed DIP Facility or Emergence Facility under consideration, the documentation related thereto, any other financing related thereto, any actions or failure to act in connection therewith, and any and all environmental liabilities and legal costs and expenses arising out of or incurred in connection with any disputes between or among any parties to any of the foregoing, and any investigation, litigation, or proceeding related to any such matters, whether or not such suit, action, proceeding, investigation or litigation is brought by a Borrower, any of its equity holders or creditors, an Indemnified Person or any other person or entity, and whether or not an Indemnified Person is otherwise a party thereto. Notwithstanding the preceding sentence, indemnitors shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Persons gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Under no circumstances shall Foothill or any of its affiliates be liable to you or any other person for any punitive, exemplary, consequential or indirect damages in connection with this Commitment Letter, the proposed DIP Facility, the proposed Emergence Facility, the documentation related thereto or any other

AMERCO--Commitment Letter
June 19, 2003
Page 6 of 9

financing, regardless of whether the commitment herein is terminated or the transaction or the financing closes.

         You may not assign this Commitment Letter without the prior written consent of Foothill, and any attempted assignment without such consent shall be void.

         This Commitment Letter supersedes all prior written proposals or letters of interest with regard to any proposed financing that previously may have been issued by Foothill.

         You acknowledge that Foothill may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests may conflict with the Borrowers' interests. Foothill will not furnish confidential information obtained from the Borrowers or their respective affiliates to any of its customers. Furthermore, Foothill has no obligation to, use in connection with the transactions contemplated hereby, or to furnish to the Borrowers, confidential information obtained by Foothill from any other person.

         We are very enthusiastic about the opportunity to finance the operations of AMERCO and its subsidiaries and affiliates, and believe we can proceed very quickly to the signing of the designated documents and subsequent closing of the DIP Facility. As you know, we have already completed a great deal of diligence with respect to your real property, your corporate structure and various third party relationships. If you wish to proceed on the basis outlined above, please execute this Commitment Letter in the space provided below and return it to the undersigned no later than 5:00 p.m., Los Angeles, California time, on or before June 20,2003, accompanied by payment of the DIP Facility Commitment Fee more fully described and payable under the letter dated the date hereof and referred to in the Term Sheet as one of the "Fee Letters". Such DIP Facility Commitment Fee is fully earned upon the execution of delivery of this Commitment Letter by Foothill and non-refundable when paid. If you fail to make any required fee payment by the applicable deadline, this Commitment Letter shall expire automatically and Foothill's commitments shall terminate and be of no further force and effect. This Commitment Letter is being provided to the Borrowers on a confidential basis and is not for the benefit of, nor should it be relied upon by, any third party. Prior to the filing of the Chapter 11 reorganization case by AMERCO and filing of this Commitment Letter and Term Sheet with the United States Bankruptcy Court, other than the disclosure by the Borrowers of this Commitment Letter and Term Sheet to insurance regulatory bodies, neither the existence of this Commitment Letter and Term Sheet nor the terms hereof and thereof will be disclosed to any person other than the officers, directors, employees, accountants, attorneys and other advisors of the Borrowers, and then only on a confidential and "need to know" basis in connection with the transactions contemplated hereby. Notwithstanding the foregoing, this Commitment Letter may be filed, if required with any reports the Borrowers are required to file with respect to any regulatory agencies such as the Securities and Exchange Commission or similar regulatory entity or with the United States Bankruptcy Court.

AMERCO--Commitment Letter
June 19,2003
Page 7 of 9

         This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter and the Fee Letters by telecopier shall be as effective as delivery of an original executed counterpart thereof. The Borrowers' obligations with respect to payment of costs and expenses, indemnities and confidentiality shall survive the expiration or termination of this Commitment Letter whether or not the loan documents shall be executed and delivered.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AMERCO--Commitment Letter
June 19, 2003
Page 8 of 9

         This Commitment Letter may be executed in any number of counterparts, each of which when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile shall be equally as effective as delivery of the original executed counterpart of this letter.

                                          Very truly yours,

                                          WELLS FARGO FOOTHILL, INC.,
                                          formerly known as Foothill Capital
                                          Corporation

                                          By: /s/ Scott Glassberg
                                              ----------------------------------
                                          Title: Senior vice president

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

COMMITMENT LETTER

AMERCO--Commitment Letter
June 19, 2003
Page 9 of 9

         The foregoing terms and conditions are hereby accepted and agreed to as of June ___, 2003.

                           AMERCO, a Nevada corporation, on behalf of itself and its affiliates and subsidiaries that will be Borrowers or Guarantors as contemplated by the Term Sheet

                           By: /s/ Edward J. Shoen
                               -----------------------------------------
                           Title: President

cc:    Chris D. Molen, Esq.
       Jesse H. Austin, III, Esq.

COMMITMENT LETTER

                                     ANNEX A

                  AMERCO AND AMERCO REAL ESTATE COMPANY, ET AL.

                              FINANCING COMMITMENT

                            $300,000,000 DIP FACILITY
                        $650,000,000 EMERGENCE FACILITY

                                  JUNE 19, 2003

The proposed terms and conditions summarized herein represent the terms and conditions pursuant to which Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation ("Foothill"), will underwrite (i) a $300,000,000 debtor-in-possession credit facility (the "DIP Facility") for purposes of financing Borrowers' operations during the contemplated Chapter 11 reorganization cases to be filed by Borrowers and Guarantors, and (ii) a $650,000,000 credit facility (the "Emergence Facility") to be provided concurrent with a confirmed reorganization plan acceptable to Foothill of the respective Chapter 11 cases.

The proposed terms and conditions summarized herein with respect to the DIP Facility and the Emergence Facility are provided to evidence the terms and conditions by which Foothill hereby commits, in accordance with the terms of the accompanying Commitment Letter, to provide financing to Borrowers and Guarantors under the DIP Facility and the Emergence Facility.

BORROWERS:                 DIP FACILITY: AMERCO, a Nevada corporation, Amerco
                           Real Estate Company and certain of their wholly-owned subsidiaries as required by Foothill (collectively, "Companies" or "Borrowers"), each as a debtor-in-possession under cases to be filed under chapter 11 of the United States Bankruptcy Code (the
                           "Chapter 11 Cases").

                           EMERGENCE FACILITY: AMERCO, a Nevada corporation, Amerco Real Estate Company, U-Haul International, Inc. and such other of their wholly-owned subsidiaries and affiliates as required by Foothill (collectively, "Companies" or "Borrowers").

GUARANTORS:                DIP FACILITY: All U.S. affiliates and subsidiaries of
                           the Companies (that are not direct Borrowers under the DIP Facility) as required by Foothill, including, without limitation, U-Haul International, Inc. and its subsidiaries (together with Borrowers, each a "Loan Party" and collectively, the "Loan Parties").

                           EMERGENCE FACILITY: All U.S. affiliates and subsidiaries of the Companies (that are not direct Borrowers under the Emergence Facility) as required by Foothill.

LEAD ARRANGER AND          DIP FACILITY: Wells Fargo Foothill, Inc., f/k/a
ADMINISTRATIVE             Foothill Capital Corporation ("Agent" or "Foothill"),
AGENT:                     as lead arranger, collateral agent, syndication agent
                           and administrative agent.

                           EMERGENCE FACILITY: Foothill, as lead arranger, administrative agent, collateral agent and syndication agent.

FINANCING FACILITIES:      TRANCHED FACILITIES: Two separate senior secured
                           credit facilities with Maximum Credit Amounts as follows:

                           (1) A $300,000,000 debtor-in-possession credit facility (the "DIP Facility"), with the Maximum Credit Amount of $300,000,000 available upon the entry of a final Order (the "Final Order") approving such facility; and

                           (2) A $650,000,000 credit facility to be provided concurrent with a confirmed reorganization plan of Borrowers' and Guarantors' Chapter 11 cases acceptable to Agent (the "Emergence Facility"). The DIP Facility and the Emergence Facility shall collectively be referred to as the "Financing Facilities."

                           APPROVAL OF DIP FACILITY: A senior secured credit facility with a Maximum Credit Amount of $300,000,000 consisting of a revolving credit facility of up to $200,000,000 ("DIP Revolver"), with a $25,000,000 subfacility for the issuance of letters of credit, plus an interest only term loan facility of $100,000,000 ("DIP Term Loan"). Aggregate loans and letters of credit under the DIP Facility upon entry of the Final Order will be limited to the lesser of
                           (a) $300,000,000, and (b) the Borrowing Base (as hereinafter defined).

                           NOTE: The DIP Facility is being presented on the basis that Borrowers will not seek approval on an interim basis but will seek approval for the DIP Facility at a final hearing.

                           EMERGENCE FACILITY: A senior secured credit facility with a Maximum Credit Amount of $650,000,000 consisting of (i) a revolving credit facility of up to $200,000,000 ("Revolver"), with a $25,000,000 subfacility for the issuance of letters of credit, plus (ii) a $350,000,000 amortizing term loan facility ("Term Loan A") with amortization thereon to be determined, plus (iii) a $100,000,000 term loan facility with no scheduled amortization payments ("Term Loan B"). Aggregate loans and letters of credit under the Revolver and Term Loan A of the Emergence Facility will be limited to the lesser of
                           (a) $550,000,000, and (b) the Borrowing Base.

                           The Borrowing Base for the DIP Facility shall be 40% of the fair market value of the Real Property Collateral with respect to the DIP Revolver and the DIP Term Loan thereof. The Borrowing Base for the Emergence Facility shall be 55% of the fair market value of owned Real Property Collateral and shall apply to the Revolver and Term Loan A thereof. All such amounts would also be net of a reserve for anticipated environmental remediation costs for certain properties, a reserve for any title defects affecting the Real Property Collateral (as defined below) deemed unacceptable to Agent, and other customary and normal reserves (including, without limitation, reserves for Carve-Out Expenses) which may be established by Agent.

LETTERS OF CREDIT:         Each letter of credit will be issued for the account
                           of a Borrower by Wells Fargo Bank or another bank selected by Agent, which shall be reasonably satisfactory to Borrowers, and shall have an expiry date that is not later than thirty (30) days prior to the Maturity Date (as hereinafter defined) unless on or prior to the Maturity Date such letter of credit shall be cash collateralized in an amount equal to 105% of the face amount of such letter of credit.
                           Borrowers and Guarantors will be bound by the usual and customary terms contained in the letter of credit issuance documentation of the issuing bank and Foothill.

MATURITY DATE:             FINANCING UNDER THE DIP FACILITY: The earlier of (i)
                           the date which is twelve (12) months following the date of entry of the Final Order, (ii) ten (10) days following the date of entry of an Order confirming
                           Borrowers' plan of reorganization (a "Plan") in the Chapter 11 Cases acceptable to Foothill, and (iii) the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code (such earliest date, the "Maturity Date"). No confirmation order with respect to a Plan entered in the Chapter 11 Cases will discharge or otherwise affect in any way any of the joint and several obligations of the Loan Parties to Foothill under the DIP Facility, other than after the payment in full and in cash to Foothill of all obligations under the DIP Facility on or before the effective date of the Plan.

                           EMERGENCE FACILITY: Five (5) years from closing date of the Emergence Facility (the "Emergence Facility Maturity Date").

EARLY TERMINATION:         Termination of the Emergence Facility prior to the
                           Emergence Facility Maturity Date shall be subject to a prepayment premium payable to Foothill equal to the percentage set forth in the following schedule of then applicable Maximum Credit Amount for each full and partial month remaining to the Emergence Facility
                           Maturity Date:

------------------------------------------------------------------
YEAR 1           YEAR 2        YEAR 3         YEAR 4        YEAR 5
------------------------------------------------------------------
 2.00%           1.50%         1.00%          0.00%         0.00%
----------------------------------------------------------------

                           Other customary prepayments to be included in definitive loan documentation (including sale of assets, casualty events, etc.), subject to levels to be negotiated.

CLOSING DATE:              With respect to the DIP Facility on the earlier of
                           (i) July 31, 2003, or (ii) thirty (30) business days following execution of the accompanying Commitment
                           Letter and satisfying the terms thereof (specifically including payment of any required fees), subject only to the Bankruptcy Court having entered the Final
                           Order in form and substance reasonably satisfactory to Foothill. Borrowings under the DIP Facility are subject to entry of the Final Order, in form and substance reasonably satisfactory to Foothill.

COLLATERAL:                DIP Facility: All obligations of the Loan Parties to
                           Foothill shall be: (a) entitled to super-priority administrative expense claim status pursuant to
                           Section 364(c)(l) of the Bankruptcy Code in each Chapter 11 Case, subject only to (i) the payment of allowed professional fees and disbursements incurred by the Loan Parties and any official committees appointed in the Chapter 11 Cases, in an aggregate amount not in excess of $5,000,000 (plus all unpaid professional fees and disbursements incurred, accrued or invoiced prior to the occurrence of an Event of Default, to the extent allowed by the Bankruptcy
                           Court) (ii) the payment of fees pursuant to 28 U.S.C.
                           Section 1930 (collectively, the "Carve-Out Expenses") and (b) secured pursuant to Sections 364(c)(2),
                           (c)(3) and (d) of the Bankruptcy Code by a security interest in and lien on all now owned or hereafter acquired property and assets of the Loan Parties, both tangible and intangible, and real property (the
                           "Real Property Collateral") and personal property
                           (including, without limitation, capital stock or other equity interests of their subsidiaries), and the proceeds thereof, excluding (i) Borrowers' real estate subject to any currently existing synthetic lease arrangements and to the existing promissory notes issued to Amerco Real Estate Company by SAC
                           Holdings and its subsidiaries, and (ii) causes of action arising under Sections 502(d), 544, 545, 547,
                           548, 549, 550 or

                           551 of the Bankruptcy Code. The security interests in and liens on the aforementioned assets of the Loan Parties shall be first priority, senior secured liens not subject to subordination, but subject to the Carve-Out Expenses.

                           Emergence Facility: Subject to a confirmed Plan acceptable to Foothill, all obligations of the Loan Parties to Foothill shall be secured by a first priority perfected security interest in substantially all the assets of Borrowers and Guarantors, but excluding (i) the existing promissory notes issued to Amerco Real Estate Company by SAC Holdings and its subsidiaries and (ii) Borrowers' real estate subject to any currently existing synthetic lease arrangements. The Emergence Facility shall include provisions authorizing the granting of a junior lien in substantially all of the assets of Borrowers in favor of those parties receiving new notes in connection with the confirmed Plan, subject to an intercreditor agreement, the terms and conditions of which shall be satisfactory to Foothill. Such intercreditor agreement shall, at a minimum, provide for both lien subordination and payment subordination and shall, in all respects, be a "deeply subordinated" instrument.

                           All borrowings by Borrowers, all reimbursement obligations with respect to letters of credit, all costs, fees and expenses of Foothill, and all other obligations owed to Foothill shall be secured as described above and charged to the loan account to be established under the Facilities.

INTEREST RATES:            Advances outstanding under the DIP Facility shall
                           bear interest, at Borrowers' option, at (a) the LIBOR Rate plus 3.50%, or (b) the Base Rate plus
                           1.00%.

                           Advances outstanding under (i) the Emergence Facility Revolver would bear interest, at Borrowers' option, at (a) the LIBOR Rate plus 4.00%, or (b) the Base Rate plus 1.00%, and (ii) advances outstanding under the Emergence Facility Term Loan A would bear interest at the LIBOR Rate plus 4.00%. In addition, the interest rate could be periodically reduced subject to Borrowers achieving certain financial performance and leverage ratios ("Performance Pricing Grid") to be determined.

                           Advances outstanding under the Emergence Facility Term Loan B would bear interest at (i) the greater of the Base Rate plus 4.75% (ii) or 9.00% per annum; provided that 1.75% of such interest will be payment-in-kind (PIK).

                           As used herein (x) "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. at its principal office in San Francisco, California, as its reference rate, base rate or prime rate. The LIBOR Rate means the rate per annum, determined by Foothill in accordance with its customary procedures, at which dollar deposits are offered to major banks in the London interbank market, adjusted by the reserve percentage prescribed by governmental authorities as determined by Foothill. With respect to the Emergence Facility only, at no time shall the LIBOR Rate utilized prior to application of the appropriate margin be less than 2.00%. All interest and fees for the Financing Facilities shall be computed on the basis of a year of 360 days for the actual days elapsed. If any Event of Default shall occur, interest shall accrue under the Facilities at a rate per annum equal to 2.00% in excess of the rate of interest otherwise in effect.

FEES:                      Unused Line Fee (for       One half of one percent
                           the Financing              (0.50%) on the unused
                           Facilities):               portion of the respective
                                                      Revolver Facility, payable
                                                      monthly in arrears.

                           Letter of Credit Fees      Three and one-half percent
                           (for the Financing         (3.50%) per annum of the
                           Facilities):               face amount of each letter
                                                      of credit issued under the
                                                      DIP Facility and four
                                                      percent (4.00%) per annum
                                                      of the face amount of each
                                                      letter of credit issued
                                                      under the Emergence
                                                      Facility, in each case,
                                                      payable monthly in
                                                      advance, plus the
                                                      customary charges imposed
                                                      by the letter of credit
                                                      issuing bank.

                           Field Examination Fee      Without limiting the
                           (for the Financing         foregoing, Borrowers would
                           Facilities):               be required to pay (a) a
                                                      fee of $850 per day, per
                                                      analyst, plus
                                                      out-of-pocket expenses,
                                                      for each financial audit
                                                      of Borrowers performed by
                                                      personnel employed by
                                                      Foothill, and (b) the
                                                      actual charges paid or
                                                      incurred by Foothill if it
                                                      elects to employ the
                                                      services of one or more
                                                      third parties to perform
                                                      financial audits of
                                                      Borrowers, to appraise
                                                      Borrowers' collateral, or
                                                      to assess Borrowers'
                                                      business valuation.

                           Borrowers shall also pay all applicable fees set forth in one or more of the fee letters of even date herewith (collectively, the "Fee Letters").

USE OF PROCEEDS:           DIP Facility: To refinance a certain amount of
                           Amerco's existing $205 million revolving credit facility and fund working capital in the ordinary course of business (including for the fees and transaction costs in connection with the DIP Facility and for the payment of such pre-petition claims as may be permitted by the Court pursuant to "first day" orders or other pre-petition claims permitted under the DIP Facility) with agreed limitations on use of proceeds to fund or capitalize non-debtor entities affiliated with Borrowers and Guarantors.

                           Emergence Facility: To refinance the DIP Facility, fund Borrowers' confirmed Plan and for general corporate purposes including the financing of working capital and capital expenditures.

CONDITIONS PRECEDENT:      Financing under DIP Facility:

                           The obligation of Foothill to make any loans in connection with the DIP Facility will be subject to customary conditions precedent including, without limitation, the following:

                           (a) Execution and delivery of appropriate legal documentation in form and substance satisfactory to Foothill and the satisfaction of the conditions precedent contained therein.

                           (b) Amerco Real Estate Company shall have become a debtor-in-possession under the Chapter 11 Cases

                           (c) No material adverse change in the business operations, assets, financial condition or prospects of Borrowers and Guarantors ("Material Adverse Change") other than the filing of the Chapter 11 Cases and the events resulting from the filing of the Chapter 11 Cases, as determined by Foothill in its sole discretion.

                           (d) Entry of the Final Order in the Chapter 11 Cases, reasonably satisfactory in form and substance to Foothill, which Final Order (i) shall approve the transactions contemplated herein, grant the super priority administrative expense claim status and senior liens referred to above, (ii) shall not have been reversed, modified, amended, stayed or vacated, and (iii) shall have been entered no later than July 31,2003.

                           (e) Foothill shall have been granted a deemed perfected, first priority senior lien on all Collateral, as defined earlier. Foothill shall have received real estate UCC, tax and judgment lien searches and other appropriate evidence, confirming the absence of any liens on the Collateral, except existing liens acceptable to Foothill. Foothill acknowledges that it has already reviewed real estate title reports on over 95% of Borrowers' properties, have negotiated a form of title insurance commitment and have reviewed issued title insurance commitments on over 350 of Borrowers' properties.

                           (f) Opinions from the Loan Parties' counsel as to such matters as Foothill and its counsel may reasonably request.

                           (g) Insurance satisfactory to Foothill, such insurance to include liability insurance for which Foothill, will be named as an additional insured and property insurance with respect to the Collateral for which Foothill will be named as loss payee.

                           (h) Foothill's completion of and satisfaction in all respects with the results of its ongoing due diligence investigation of the business, assets, operations, properties (including compliance with FIRREA), condition (financial or otherwise), contingent liabilities, prospects and material agreements of Borrowers and their respective Subsidiaries.

                           (i) Borrowers shall have paid to Foothill all fees and expenses, including all appraisal fees and expenses, then owing to Foothill.

                           (j) Receipt of the Budget as provided to the Bankruptcy Court.

                           (k) Borrowers shall, at loan closing, have a minimum of $40,000,000 in the aggregate of unrestricted cash and available but unused credit availability (defined as the difference between (i) the lesser of the (X) the Borrowing Base or (Y) $300,000,000 and
                                    (ii) the sum of the loans and LC's
                                    outstanding) under the DIP Facility.

                           (l) Satisfying any conditions precedent in the Commitment Letter.

                           Emergence Facility:

                           The obligation of Foothill to make any loans or assist in the issuance of any letters of credit in connection with the $650,000,000 Emergence Facility will be subject to customary conditions precedent including, without limitation, the following:

                               (a) Foothill shall have closed the DIP Facility with Borrowers as provided herein.

                               (b) Receipt of evidence of the entry of a final Order confirming Borrowers' Plan and accompanying disclosure statement, and satisfaction of all other conditions to the confirmation of such Plan, which Plan, disclosure statement, and confirmation Order shall be in form and substance reasonably acceptable to Foothill and which Plan will include, among things, a level of assets both hi number and value, acceptable to Foothill.

                               (c)  Receipt of management's projections and
                                    business plan for the succeeding twelve (12) month period on a month-by-month basis and the succeeding four year period on an annual basis in form and substance acceptable to Foothill.

                               (d) Payment of all reasonable fees and expenses owing to Foothill in connection with the Emergence Facility.

                               (e) Execution and delivery of appropriate legal documentation in form and substance satisfactory to Foothill and the satisfaction of the conditions precedent contained therein and delivery of all appropriate opinions of counsel relating thereto, reasonably satisfactory in all respects to Foothill.

                               (f) Payment in full of obligations owing and amounts outstanding under the DIP Facility.

                               (g)  Foothill shall have been granted a
                                    perfected, first priority lien on all
                                    Collateral including without limitation
                                    mortgages on all owned real property in form and substance satisfactory to Foothill. Foothill shall have received real estate, UCC, tax and judgment lien searches and other appropriate evidence, confirming the absence of any liens on the Collateral, except existing liens acceptable to Foothill.

                               (h) No default or event of default shall exist under the loan documents for the DIP Facility or the Emergence Facility, and no pending claim, investigation or litigation by any governmental entity shall exist with respect to the Loan Parties or the transactions contemplated hereby.

                               (i) The absence of (i) a Material Adverse Change in the business operations, assets, condition (financial or otherwise) or prospects of Borrowers and Guarantors since March 31, 2002, as determined by Foothill in its sole discretion, other than (x) the filing of the Chapter 11 Cases and the events resulting from the filing of the Chapter 11 Cases, (y) the withdrawal by PriceWaterhouseCoopers of its audit letter with respect to the Borrowers' financial statements for the fiscal year ended as of March 31, 2002, and (z) such other matters as have been disclosed in writing by Borrowers to Foothill on or before June 20, 2003 or (ii) an adverse change or disruption in the loan syndication, financial, banking or capital markets generally that, in Foothill's judgment, could materially impair the syndication of the Emergence Facility.

                               (j) Foothill's commencement and completion of, and satisfaction in all respects with, the results of its ongoing due diligence investigation of the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects and material agreements of Borrowers and their respective Subsidiaries.

REPRESENTATIONS AND        Usual representations and warranties, including, but
WARRANTIES:                not limited to, corporate existence and good
                           standing, permits and licenses, authority to enter into the respective loan documents, occurrence of the closing date for the respective Financing Facilities, validity of the Final Order, governmental approvals, non-violation of other agreements, financial statements, litigation, compliance with environmental, pension and other laws, taxes, insurance, absence of Material Adverse Change, absence of default or unmatured default and priority of Foothill's liens.

COVENANTS:                 With respect to the DIP Facility, Borrowers will be
                           required to maintain agreed upon minimum levels of EBITDA, EBITDAR and fixed charge coverage ratios.
                           With respect to the Emergence Facility, Borrowers will be required to maintain agreed upon minimum levels of EBITDA, EBITDAR, leverage and fixed charge coverage ratios. All such covenants will be not less than 80% of Borrowers' projected operating performance. Borrowers will also have a limitation on capital expenditures (to be determined). All such financial covenants shall be tested quarterly.
                           Financial reporting shall include, without limitation, the delivery to Agent of monthly financial statements, audited annual financial statements and annual updated projections and any financial and other reporting material filed in the Bankruptcy Cases or shared with any Committees appointed in the Bankruptcy Cases.

                           Other customary covenants (both positive and negative), including, but not limited to, notices of litigation, defaults and unmatured defaults and other information (including pleadings, motions, applications and other documents filed with the Bankruptcy Court or distributed to any official committee appointed in the Chapter 11 Cases), compliance with laws, permits and licenses, inspection of properties, books and records, maintenance of insurance, limitations with respect to liens and encumbrances, dividends, retirement of capital stock and repurchases of subordinated debt (except for certain repurchases to be agreed upon based on performance ratios and liquidity at levels to be determined at the time of the proposed repurchase), guarantees, sale and lease back transactions, consolidations and mergers, investments, capital expenditures, loans and advances, indebtedness, compliance with pension, environmental and other laws, operating leases, transactions with affiliates and prepayment of other indebtedness.

CASH MANAGEMENT:           Borrowers shall institute a cash management system
                           satisfactory to Agent, including without limitation, establishing one or more concentration accounts at financial institutions acceptable to

                           Agent.

EVENTS OF DEFAULT:         Usual events of default, including, but not limited
                           to, payment, cross-default, violation of covenants, breach of representations or warranties, judgments, ERISA, environmental, change of control and other events of default which are customary in facilities of this nature.

                           In addition, an Event of Default shall occur if: (i)
                           (A) any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, a chapter 11 trustee or an examiner with enlarged powers shall be appointed in any of the cases, any other superpriority administrative expense claim which is senior to or pari passu with Foothill's claims shall be granted and the Final Order shall be stayed, amended, modified, reversed or vacated; (B) a Plan shall be confirmed in any of the Chapter 11 Cases which does not provide for termination of the commitment under the DIP Facility and payment in full in cash of the Loan Parties' obligations thereunder on the effective date of the Plan; or an order shall be entered which dismisses any of the Loan Parties' Chapter 11 Cases and which order does not provide for termination of the Financing Facility then outstanding and payment in full in cash of all obligations thereunder; (C) the Loan Parties shall take any action, including the filing of an application, in support of any of the foregoing or any person other than the Loan Parties shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal; (ii) the Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder of any security interest in any asset of the Loan Parties having a book value in an amount equal to or exceeding an amount to be agreed upon; and
                           (iii) such other similar Events of Default as are usual and customary in DIP credit facilities.

GOVERNING LAW:             All documentation in connection with the Financing
                           Facilities shall be governed by the laws of the State of New York applicable to agreements made and performed in such State except as governed by the Bankruptcy Code.

ASSIGNMENTS AND            Foothill shall be permitted to assign its rights and
PARTICIPATIONS:            obligations hereunder, or any part thereof, to any
                           person or entity without the consent of the Loan
                           Parties. Foothill shall be permitted to grant participations in such rights and obligations, or any part thereof, to any person or entity without the consent of the Loan Parties.

EXPENSES:                  The Loan Parties shall pay on demand all fees and
                           expenses of Foothill (including legal fees, financial consultant fees (if any), audit fees, search fees, filing fees, and documentation fees, and expenses in excess of the Deposit), incurred in connection with the transactions contemplated by this Term Sheet, whether or not such transactions close.

SYNDICATION:               Foothill shall underwrite the DIP Facility and
                           syndicate to other qualified financial institutions and, to the extent set forth in the Commitment
                           Letter, Foothill shall underwrite the Emergence
                           Facility and syndicate to other qualified financial institutions.